EXHIBIT 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Jay O. Wright, certify to the best of my knowledge based upon a review of the Annual Report on Form 10-KSB/A of Mobilepro Corp. for the fiscal year ended March 31, 2004 (the “Form 10-K”), that the Form 10-K fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Mobilepro Corp. for the periods covered by the Form 10-K.

Dated: July 9, 2004	By:	/s/ Jay O. Wright

Jay O. Wright, Chief Executive Officer

I, Kurt Gordon, certify to the best of my knowledge based upon a review of the Annual Report on Form 10-KSB/A of Mobilepro Corp. for the fiscal year ended March 31, 2004 (the “Form 10-K”), that the Form 10-K fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Mobilepro Corp. for the periods covered by the Form 10-K.

Dated: July 9, 2004	By:	/s/ Kurt Gordon

Kurt Gordon, Chief Financial Officer